SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                October 23, 2000

                           Lexmark International, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

     Delaware                    1-14050                     06-1308215
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(State or other Jurisdiction   (Commission                  (IRS Employer
    of Incorporation)           File No.)                 Identification No.)


One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky  40550
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 (Address of Principal Executive Offices)                            (Zip Code)





       Registrant's telephone number, including area code: (859) 232-2000
                                                           --------------

ITEM 5.  OTHER EVENTS.

         Lexmark International, Inc. (the "Company") announced today a restructuring plan that will result in pre-tax charges of $35-45 million with an impact on diluted net earnings per share of 19 to 24 cents in the fourth quarter of 2000. These non-recurring charges relate to the relocation of manufacturing, primarily laser printers, to Latin America and Asia, and reductions in associated support infrastructure. The restructuring plan provides for the separation of up to 900 employees, related pension costs, and the write-off of certain assets. Annual savings from the restructuring should approximate $100 million by 2002, and will be utilized to strengthen the Company's competitive position.

         Statements contained in this report which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management, and there are a number of factors that could adversely affect the Company's future operating results or cause the Company's actual results to differ materially from the estimates or expectations reflected in such forward-looking statements, including without limitation, the Company's ability to successfully implement its restructuring plan. The Company undertakes no obligation to update any forward-looking statement.




                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LEXMARK INTERNATIONAL, INC.


                                 By:     /s/ Gary E. Morin
                                      -----------------------------------
                                      Name:  Gary E. Morin
                                      Title: Executive Vice President and Chief
                                                 Financial Officer

Date:  October 23, 2000